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EXHIBIT 23.1






                       Consent of Independent Auditors



To the Board of Directors
Wave Power.Net Inc.
(A Development Stage Company)
Broomfield, CO 80020

     We consent to the use in this Form S-8 Registration Statement of our report dated March 26, 2002, except for Note 8 which is dated June 7, 2002, on the financial statements of Wave Power.Net Inc. (A Development Stage Company) that are included in the Company's Form 10-KSB/A for the year ended December 31, 2001.





                                            /s/ Samuel Klein and Company

                                          SAMUEL KLEIN AND COMPANY
Newark, New Jersey
June 7, 2002




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